EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-155298 and 333-176283 on Form S-8 of Regal Beloit Corporation of our report dated June 28, 2012, relating to the 2011 financial statements of the Regal Beloit Corporation Retirement Saving Plan, appearing in this Annual Report on Form 11-K of Regal Beloit Corporation Retirement Savings Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 27, 2013